Exhibit 99.1

N E W S R E L E A S E

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES RECORD EARNINGS FOR 2013

Record net income of $5,775,000 for the fourth quarter, up 15% from 2012

CRESTVIEW HILLS, KENTUCKY, January 16, 2014 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the fourth quarter ended December 31, 2013. For the fourth quarter and the year ending December 31, 2013, the Company reported an increase in net income of 15% and 9% respectively compared with the same periods in 2012.

A summary of the Company’s results follows:

Fourth Quarter ended December 31,	2013	2012	Change
Net income	$5,775,000	$5,010,000	15%
Earnings per common share, basic	$0.76	$0.67	13%
Earnings per common share, diluted	$0.76	$0.66	15%

Year ended December 31,	2013	2012	Change
Net income	$19,765,000	$18,145,000	9%
Net income per common share, basic	$2.63	$2.43	8%
Net income per common share, diluted	$2.61	$2.41	8%

Robert W. Zapp, President & CEO, commented, “In the wake of achieving record earnings in the third quarter, we finished the year even better, setting another record by exceeding $5.7 million in net income for the fourth quarter and $19.7 million for the year. Several areas contributed to this achievement including record revenue from The Bank’s Wealth Advisory Group and revenue from retail banking. In addition, it was encouraging to see momentum on the commercial lending side, particularly since mortgage originations have decreased in recent months. We experienced our greatest loan growth in the fourth quarter and we believe the pipeline will remain robust with opportunities going into 2014. Net loan growth in the fourth quarter, for example, exceeded $48 million, helping push total loans outstanding to a record $1.250 billion.” Zapp added, “Charge-offs and non-performing loans continue to decline, resulting in lower allowances and decreased provisioning. The trend of improving credit metrics in 2013 not only helped the company’s financial performance, it is also a positive sign going forward for sound growth and economic development in the markets we serve, which benefits everyone.”

The increase in net income in the fourth quarter of 2013 was primarily due to an $800,000 (62%) decrease in the provision for loan losses and a $652,000 (12%) increase in non-interest income compared with the fourth quarter of 2012. Contributing to the decrease in the provision for loan losses were lower levels of charge-offs and lower levels of non-performing loans compared with December of 2012. Contributing to the increase in non-interest income were higher service charges on deposits and trust fee income.

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Non-interest income increased 12% ($652,000) in the fourth quarter of 2013, compared with the same period in 2012, while non-interest expense decreased 1% ($78,000) from the same period last year. Contributing to the increase in non-interest income was a $460,000 or 20% increase in service charges on deposits, a $105,000 or 14% increase in trust fee income and a $204,000 or 90% decrease in losses on other real estate owned, which was offset by a $529,000 or 76% decrease in gains on the sale of real estate loans. Other non-interest income and other non-interest expense both included $180,000 in revenue and expense related to benefits plans. The revenue reflected an increase in investments related to benefits plans and the expense reflected an offsetting increase in liabilities for the same benefits plans. The $180,000 was $213,000 higher than the figures from the fourth quarter of 2012. Contributing to the 3% ($178,000) decrease in salaries and benefits was lower bonus accruals and fewer employees as compared to the fourth quarter of 2012.

Net interest income decreased $291,000, or 2% in the fourth quarter of 2013, compared with the same period in 2012. The net interest margin, on a tax equivalent basis, decreased 24 basis points from 3.63% in the fourth quarter of 2012 to 3.39% in the fourth quarter of 2013. Contributing to the net interest income in 2012 was a $247,000 loan prepayment fee received in the quarter. This prepayment fee contributed 6 basis points to the net interest margin for the fourth quarter of 2012. Adjusting out the 2012 prepayment fee the net interest income remained relatively unchanged compared with the same period in 2012, decreasing $44,000 from the fourth quarter of 2012. The decrease in the net interest income and the compression of the net interest margin was the result of the yield on earning assets falling faster than the cost of interest bearing liabilities. The yield on earning assets decreased 32 basis points from 3.97% in the fourth quarter of 2012 to 3.65% in the fourth quarter of 2013, while the cost of interest bearing liabilities only decreased 11 basis points from .44% to .33% in the same period. The decrease in the net interest margin was partially offset with an increase in earning assets of $58 million, or 4% on average from the fourth quarter of 2012.

The provision for loan losses decreased by $800,000 (62%) in the fourth quarter of 2013, compared with the same period in 2012. Contributing to this decrease were lower levels of charge-offs compared with the fourth quarter of 2012. The Company’s annualized net charge-offs to average loans decreased from .45% in the fourth quarter of 2012 to .27% in the fourth quarter of 2013 while non-performing loans as a percentage of total loans were 1.24% as of December 31, 2013, compared with 1.61% as of December 31, 2012. The Company recorded $826,000 in net charge-offs in the fourth quarter of 2013 compared with $1,317,000 in the fourth quarter of 2012. On a sequential basis, the provision for loan losses of $500,000 in the fourth quarter of 2013 was $100,000 lower than the provision in the third quarter of 2013, while non-performing loans decreased from $16.4 million (1.37% of total loans) at September 30, 2013 to $15.4 million (1.24% of total loans) at December 31, 2013. Net charge-offs on a sequential basis increased from $618,000 (.21% of loans) in the third quarter of 2013 to $826,000 (.27% of loans) in the fourth quarter of 2013. The majority of the charge-offs in the fourth quarter of 2013 were reserved for in previous periods. As a result of improving credit metrics, the Allowance for Loan Losses (ALL) has decreased from 1.39% of loans at the end of the fourth quarter of 2012 to 1.30% of loans at the end of the fourth quarter of 2013. On a sequential basis the ALL decreased from 1.38% at the end of the third quarter of 2013 to 1.30% at the end of the fourth quarter of 2013, as a result of $326,000 decrease in the ALL balance and a $48 million increase in loans outstanding. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in The Bank’s loan portfolio.

Total assets were $1.857 billion at the end of the fourth quarter of 2013, which was $13 million or 1% higher than the same date a year ago. The increase of $54 million (5%) in total loan and $37 million (10%) in investments were offset by a $73 million (48%) decrease in cash and cash equivalents. The decrease in cash and cash equivalents included a $53 million (70%) decrease in fed funds sold. The increase in assets was funded by an increase in deposits of $18 million, or 1%. Total equity increased $10.6 million from the same date in 2012. In September 2012, the Company’s Board of Directors voted to change from a semi-annual cash dividend to a quarterly cash dividend, commencing with the fourth quarter of 2012. The change in the dividend frequency resulted in cash dividends decreasing from $.79 per share in 2012 to $.69 per share in 2013 on a year to date basis. Cash dividends declared in the fourth quarter increased $.01 (6%) to $.18 per share as compared to $.17 per share in the fourth quarter of 2012.

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The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Fourth Quarter Comparison				Year ended December 31, Comparison

Income Statement Data	12/31/13	12/31/12	% Chg		12/31/13	12/31/12	% Chg
Interest income	$15,132	$15,742	(4)%		$59,912	$62,524	(4)%
Interest expense	1,091	1,410	(23)%		4,658	6,339	(27)%
Net interest income	14,041	14,332	(2)%		55,254	56,185	(2)%
Provision for loan losses	500	1,300	(62)%		4,700	7,000	(33)%
Net interest income after provision for loan losses	13,541	13,032	4%		50,554	49,185	3%
Non interest income	6,253	5,601	12%		24,011	22,421	7%
Non interest expense	11,592	11,670	(1)%		46,745	46,338	1%
Net income before income taxes	8,202	6,963	18%		27,820	25,268	10%
Provision for income taxes	2,427	1,953	24%		8,055	7,123	13%
Net income	$5,775	$5,010	15%		$19,765	$18,145	9%
Per Common Share Data
Diluted earnings per common share	0.76	0.66	15%		2.61	2.41	8%
Cash dividends declared	0.18	0.17	6%		0.69	0.79	(13)%
Earnings Performance Data
Return on common equity	12.86%	11.79%	107	bps	11.39%	11.08%	31	bps
Return on assets	1.25%	1.12%	13	bps	1.10%	1.05%	5	bps
Net interest margin	3.32%	3.52%	(20	)bps	3.36%	3.53%	(17	)bps

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The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data
	December 31, 2013	December 31, 2012
Assets:
Cash and cash equivalents	$78,621	$151,832
Investments	418,385	381,537
Loans held for sale	3,214	16,324
Total loans, gross	1,249,645	1,195,409
Allowance for loan losses	(16,306)	(16,568)
Premises and equipment, net	22,444	22,494
Goodwill and acquisition intangibles, net	23,871	24,485
Other assets and accrued interest receivable	77,618	68,591
Total assets	$1,857,492	$1,844,104

Liabilities & Shareholders’ Equity
Total deposits	$1,587,585	$1,570,007
Short-term borrowings	27,643	41,408
Notes payable	45,577	48,715
Accrued interest payable and other liabilities	15,548	13,534
Total liabilities	1,676,353	1,673,664
Common stockholders’ equity	181,139	170,440
Total liabilities and shareholders’ equity	$1,857,492	$1,844,104

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The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis)

	Quarter ended December 31, 2013			Quarter ended December 31, 2012
	Average outstanding balance	Interest earned/paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,218,140	$13,344	4.35%	$1,175,879	$14,365	4.86%
Securities (2)	404,687	2,013	1.97	373,008	1,728	1.84
Other interest-earning assets	55,521	88	0.63	71,139	92	0.51
Total interest-earning assets	1,678,348	15,445	3.65	1,620,026	16,185	3.97
Non-interest-earning assets	161,014			152,740
Total assets	$1,839,362			$1,772,766
Interest-bearing liabilities:
Transaction accounts	911,075	368	0.16	848,302	432	0.20
Time deposits	304,380	472	0.62	358,936	720	0.80
Borrowings	78,197	251	1.27	72,193	258	1.42
Total interest-bearing liabilities	1,293,652	1,091	0.33	1,279,431	1,410	0.44
Non-interest-bearing liabilities	367,515			324,304
Total liabilities	1,661,106			1,603,735
Shareholders’ equity	178,195			169,031
Total liabilities and shareholders’ equity	$1,839,362			$1,772,766
Net interest income		$14,354			$14,775
Interest rate spread			3.32%			3.53%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.39%			3.63%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2013 and 2012. The tax equivalent adjustment was $314,000 and $443,000 in 2013 and 2012, respectively.

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The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis)

	Year ended December 31, 2013			Year ended December 31, 2012
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,200,866	$53,570	4.46%	$1,151,139	$56,196	4.88%
Securities (2)	388,878	7,253	1.87	373,029	7,412	1.99
Other interest-earning assets	54,235	335	0.62	65,716	334	0.51
Total interest-earning assets	1,643,979	61,158	3.72	1,589,884	63,942	4.02
Non-interest-earning assets	159,153			149,211
Total assets	$1,803,132			$1,739,095
Interest-bearing liabilities:
Transaction accounts	883,525	1,449	0.16	819,915	1,552	0.21
Time deposits	326,427	2,215	0.68	378,111	3,728	0.93
Borrowings	77,352	994	1.29	74,786	1,059	1.42
Total interest-bearing liabilities	1,287,304	4,658	0.36	1,272,812	6,339	0.50
Non-interest-bearing liabilities	342,272			302,520
Total liabilities	1,629,576			1,575,332
Shareholders’ equity	173,556			163,763
Total liabilities and shareholders’ equity	$1,803,132			$1,739,095
Net interest income		$56,500			$57,603
Interest rate spread			3.36%			3.52%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.44%			3.62%

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(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2013 and 2012. The tax equivalent adjustment was $1,246,000 and $1,418,000 in 2013 and 2012, respectively.

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The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison

Income Statement Data	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12
Net interest income	$14,041	$13,922	$13,708	$13,583	$14,332
Provision for loan losses	500	600	1,600	2,000	1,300
Net interest income after provision for loan losses	13,541	13,322	12,108	11,583	13,032
Service charges and fees	2,782	2,829	2,581	2,131	2,322
Gain on sale of real estate loans	165	282	672	539	694
Gain on sale of securities	-	-	-	274	-
Trust fee income	854	846	850	852	749
Bankcard transaction revenue	1,008	1,012	1,044	957	971
Gains/(losses) on other real estate owned	(22)	(201)	(308)	(4)	(226)
Other non-interest income	1,466	1,288	1,001	1,113	1,091
Total non-interest income	6,253	6,056	5,840	5,862	5,601
Salaries and employee benefits expense	5,691	5,969	5,988	5,913	5,869
Occupancy and equipment expense	1,330	1,366	1,315	1,306	1,341
Data processing expense	551	533	537	550	618
State bank taxes	584	615	615	575	554
Other real estate owned and loan collection	389	455	444	244	324
Amortization of intangible assets	148	151	157	159	183
FDIC Insurance	376	317	335	295	296
Other non-interest expenses	2,523	2,313	2,274	2,727	2,485
Total non-interest expense	11,592	11,719	11,665	11,769	11,670
Net income before income tax expense	8,202	7,659	6,283	5,676	6,963
Income tax expense	2,427	2,244	1,798	1,586	1,953
Net income	$5,775	$5,415	$4,485	$4,090	$5,010
Per Common Share Data
Diluted earnings per common share	0.76	0.72	0.59	0.54	0.66
Cash dividends declared	0.18	0.17	0.17	0.17	0.17
Weighted average common shares outstanding
Basic	7,565,121	7,516,770	7,491,619	7,478,901	7,470,146
Diluted	7,611,879	7,549,530	7,564,121	7,583,544	7,557,777
Earnings Performance Data
Return on common equity	12.86%	12.44%	10.48%	9.66%	11.79%
Return on assets	1.25%	1.21%	1.00%	0.92%	1.12%
Net interest margin	3.32%	3.42%	3.38%	3.32%	3.52%
Net interest margin (tax equivalent)	3.39%	3.50%	3.46%	3.40%	3.63%

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The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison

Balance Sheet Data	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12
Assets:
Cash and cash equivalents	$78,621	$102,448	$80,941	$138,561	$151,832
Investments	418,385	389,179	384,653	376,704	381,537
Loans held for sale	3,214	2,435	9,909	14,038	16,324
Total loans	1,249,645	1,201,193	1,185,449	1,187,742	1,195,409
Allowance for loan losses	(16,306)	(16,632)	(16,650)	(16,641)	(16,568)
Premises and equipment, net	22,444	22,517	22,560	22,559	22,494
Goodwill and acquisition intangibles, net	23,871	24,018	24,169	24,325	24,485
Other assets & accrued interest receivable	77,618	77,066	74,859	73,223	68,591
Total assets	$1,857,492	$1,802,224	$1,765,890	$1,820,511	$1,844,104
Liabilities & Shareholders’ Equity:
Total deposits	$1,587,585	$1,529,505	$1,504,829	$1,558,933	$1,570,007
Short-term borrowings	27,643	32,167	26,934	28,309	41,408
Notes payable	45,577	50,695	50,702	48,709	48,715
Accrued interest payable & other liabilities	15,548	14,606	13,196	11,604	13,534
Total liabilities	1,676,353	1,626,973	1,595,661	1,647,555	1,673,664
Shareholders’ equity	181,139	175,251	170,229	172,956	170,440
Total liabilities and shareholders’ equity	$1,857,492	$1,802,224	$1,765,890	$1,820,511	$1,844,104
Common shares outstanding	7,619,999	7,528,618	7,498,014	7,482,776	7,470,236
Average Balance Sheet Data
Average investments	$404,687	$386,644	$387,526	$376,370	$373,008
Average other earning assets	55,521	29,039	46,886	86,110	71,139
Average loans	1,218,140	1,199,824	1,190,590	1,194,657	1,175,879
Average earning assets	1,678,348	1,615,507	1,625,002	1,657,137	1,620,026
Average assets	1,839,242	1,771,491	1,790,043	1,811,675	1,772,766
Average deposits	1,568,764	1,506,101	1,529,159	1,551,953	1,518,557
Average interest bearing deposits	1,215,455	1,164,947	1,215,858	1,244,360	1,207,238
Average interest bearing transaction deposits	911,075	848,512	882,084	892,609	848,302
Average interest bearing time deposits	304,380	316,435	333,774	351,751	358,936
Average borrowings	78,197	80,733	74,927	75,375	72,193
Average interest bearing liabilities	1,293,652	1,248,680	1,290,785	1,319,735	1,279,431
Average common stockholders equity	178,135	172,740	171,593	171,698	169,031

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The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison

Asset Quality Data	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12
Allowance for loan losses to total loans	1.30%	1.38%	1.40%	1.40%	1.39%
Allowance for loan losses to non-performing loans	106%	101%	88%	76%	86%
Nonaccrual loans	$15,417	$16,197	$18,934	$21,771	$19,244
Loans – 90 days past due & still accruing	21	207	11	36	39
Total non-performing loans	15,438	16,404	18,945	21,807	19,283
OREO and repossessed assets	5,305	6,141	5,207	5,454	5,396
Total non-performing assets	20,743	22,545	24,152	27,261	24,679
Restructured loans-accruing	8,816	7,109	7,204	7,499	6,046
Non-performing loans to total loans	1.24%	1.37%	1.60%	1.84%	1.61%
Non-performing assets to total assets	1.12%	1.26%	1.38%	1.50%	1.34%
Annualized charge-offs to average loans	0.27%	0.21%	0.54%	0.66%	0.45%
Net charge-offs	$826	$618	$1,591	$1,927	$1,317

Other Information
Total assets under management (in millions)	836	766	747	744	714
Full-time equivalent employees	346	351	361	364	365

About BKFC

BKFC, a bank holding company with assets of approximately $1.857 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-two branch locations and fifty-six ATMs in the Northern Kentucky market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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